UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2021
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29222 Rancho Viejo Road, Suite 127,
San Juan Capistrano,	CA	92675

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) held October 21, 2021, Mr. Roy Christensen announced his decision to retire as a director effective December 31, 2021. Mr. Christensen has been a member of the Board since the Company was formed, serving as the Chairman of the Board from 1999 until May 2019 when he became Chairman Emeritus and continued his service as a director. Mr. Christensen will continue his service as a director on the Board until his resignation is effective on December 31, 2021, after which he will no longer be a voting member of the Board. Mr. Christensen will retain his title as Chairman Emeritus, where he will continue to provide certain consulting services to the Board and the management team. In accepting his decision to retire as a director, the Board conveyed their appreciation for his leadership and provided Mr. Christensen with an invitation to observe future board meetings.

During the meeting on the same day, the Board appointed Suzanne D. Snapper to fill the vacancy created by Mr. Christensen’s retirement. Ms. Snapper currently serves as the Chief Financial Officer and Executive Vice President of the Company, a post that she has held since May 2019. As the chief financial officer, Ms. Snapper is responsible for the Company's accounting, finance, information technology, tax, internal controls, investor relations, managed care, treasury and finance risk management functions. She has served as our Chief Financial Officer since August 2009 and previously served as our Vice President of Finance since joining Ensign in 2007.

Ms. Snapper’s appointment to the Board, which will be effective December 31, 2021, was made at the recommendation of the Nomination and Corporate Governance Committee. Her appointment was accompanied by an appointment to serve on the Quality and Assurance Committee with Ms. Ann Blouin (chair), Ms. Swati Abbott, Mr. Barry Smith and Mr. Barry Port. Ms. Snapper’s appointment will be effective until the next annual shareholder meeting to be held in 2022 where it is anticipated that the Board will nominate her for election to serve as a Class I director with an initial term ending in 2023.

As a member of the management team, Ms. Snapper will not be considered an “independent” director under NASDAQ corporate governance rules. Therefore, on the effective date of Ms. Snapper’s appointment, the Board will consist of eight members, five of which are independent directors and 3 of which are non-independent directors.

There is no arrangement or understanding between Ms. Snapper or any other person pursuant to which was selected as a director, and there are no transactions or any currently proposed transaction in which Ms. Snapper has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated October 25, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

Dated: October 25, 2021	/s/ Chad A. Keetch
Chad A. Keetch
Chief Investment Officer